Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
AMERICAN ELECTRIC POWER COMPANY, INC.
Under Section 805 of the Business Corporation Law

The undersigned being respectively an Executive Vice President and an Assistant Secretary of American Electric Power Company, Inc., hereby certify that:

1.    The name of the corporation is AMERICAN ELECTRIC POWER COMPANY, INC. The name under which the corporation was formed is American Gas and Electric Company.

2.    The Department of State on February 18, 1925 filed the certificate of consolidation forming the corporation.

3.    The certificate of incorporation of the corporation, as heretofore amended, is hereby further amended pursuant to Section 801(b)(12) of the Business Corporation law, by deleting Section 4.4 relating to shareholder preemptive rights, in its entirety and replacing it with a new Section 4.4 relating to shareholder preemptive rights, and is hereby amended to read as follows:

4.4.    No present or future holder of any shares of the corporation of any class or series, whether heretofore or hereafter issued, shall have any preemptive rights with respect to (1) any shares of the corporation of any class or series, or (2) any other security of the corporation convertible into or carrying rights or options to purchase such shares.

4.    The manner in which this amendment to the certificate of incorporation of the corporation, as heretofore amended, was authorized was by the (i) unanimous affirmative vote of the Board of Directors of the corporation at its meeting duly called and held on the 19th day of February, 2019, a quorum being present, and (ii) the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at the annual meeting of shareholders of the corporation duly called and held on the 23rd day of April, 2019, a quorum being present.

IN WITNESS WHEREOF, the undersigned have signed this certificate this 23rd day of April, 2019, and do affirm the contents to be true under the penalties of perjury.

/s/ David M. Feinberg
David M. Feinberg
Executive Vice President

/s/Thomas G. Berkemeyer
Thomas G. Berkemeyer
Assistant Secretary